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                                                                      EXHIBIT II


                               INCON HOLDINGS, LLC
                                970 DOUGLAS ROAD
                             BATAVIA, ILLINOIS 60510

                                                              October 27, 1997

Bionutrics, Inc.
2425 E. Camelback Road, Suite 650
Phoenix, Arizona  85016

Gentlemen:

                  The undersigned, a holder of shares of Common Stock, par value $0 per share ("Company Stock"), of InCon Technologies, Inc., a Delaware corporation (the "Company") is entitled to receive, in connection with the merger (the "Merger") of the Company with and into BNRX, Inc., a Delaware corporation, shares of common stock, par value $.001 per share (the "Parent Stock") of Bionutrics, Inc., a Nevada corporation (the "Parent"). The undersigned acknowledges that the undersigned may be deemed an "Affiliate" of the Company within the meaning of Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Act"), although nothing contained herein should be construed as an admission of such fact.

                  Pursuant to Rule 145, the undersigned's ability to sell, assign or transfer the Parent Stock received by the undersigned in exchange for any shares of Company Stock pursuant to the Merger may be restricted unless such transaction is registered under the Act or an exemption from such registration is available. The undersigned understands that in connection with sales of, or offers to sell, the Parent Stock by the undersigned, the undersigned will not be deemed an underwriter pursuant to Rule 145(c) if the provisions of Rule 145(d) are complied with (including, without limitations by compliance with paragraphs
(c), (e), (f) and (g) of Rule 144). The undersigned understands that such exemptions are limited and the undersigned has obtained advice of counsel as to the nature and conditions of such exemptions, including information with respect to the applicability to the sale of such securities or Rules 144 and 145(d) promulgated under the Act.

                  The undersigned hereby represents to and covenants with the Parent that the undersigned will not sell, assign or transfer any of the shares of the Parent Stock received by the undersigned in exchange for shares of Company Stock pursuant to the Merger except (i) pursuant to an effective Registration Statement under the Act, or (ii) in a transaction which, in the opinion of independent counsel reasonably satisfactory to Parent or as described in a "no-action" or interpretive letter specifically addressing such transaction from the Staff of the Securities and Exchange Commission, is not required to be registered under the Act.

                               Page 11 of 12 Pages



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Bionutrics, Inc.
October 27, 1997
Page Two


                  In the event of a sale or other disposition pursuant to Rule 145, the undersigned will supply Parent with evidence or compliance with such Rule, such evidence to be in form reasonably satisfactory to Parent. The undersigned understands that Parent may instruct its transfer agent to withhold the transfer of any securities disposed of by the undersigned, but that upon receipt of such evidence of compliance with Rule 145, the transfer agent shall effectuate such transfer of shares.

                  The undersigned acknowledges and agrees that the appropriate legends will be placed on certificates representing the shares of Parent Stock received by the undersigned in the Merger or held by a transferee thereof, which legends will be removed by delivery of substitute certificates upon receipt of an opinion in form and substance reasonably satisfactory to Parent (the reasonable fees of which counsel will be paid by Parent) to the effect that such legends are no longer required for purposes of the Act.

                  The undersigned acknowledges that (i) it has carefully read this letter and understands the requirements hereof and the limitations imposed upon the distribution, sale, transfer or other disposition of shares of Parent Stock and (ii) the receipt by Parent of this letter is an inducement and a condition to Parent's obligations to consummate the Merger.

                                           Very truly yours,

                                           InCon Holdings, LLC



                                           /s/ JAMES M. BELCHER
                                           ----------------------------------
                                           Manager




                               Page 12 of 12 Pages